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                                 EXHIBIT 21
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               SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

                                                                             Jurisdiction of
                                                                             Incorporation
                                                                             or Formation
                                                                             ------------
Cash America, Inc.                                                           Delaware

Cash America, Inc. of Louisiana                                              Delaware

Cash America, Inc. of North Carolina                                         North Carolina

Georgia Cash America, Inc.                                                   Georgia

Florida Cash America, Inc.                                                   Florida

Cash America, Inc. of South Carolina                                         South Carolina

Cash America, Inc. of Kentucky                                               Kentucky

Cash America, Inc. of Oklahoma                                               Oklahoma

Cash America, Inc. of Tennessee                                              Tennessee

Cash America Pawn, Inc. of Ohio                                              Ohio

Cash America, Inc. of Alabama                                                Alabama

Cash America, Inc. of Colorado                                               Colorado

Cash America, Inc. of Indiana                                                Indiana

Cash America of Missouri, Inc.                                               Missouri

Express Cash International Corporation                                       Delaware

Cash America Holding, Inc.                                                   Delaware

Cash America Pawn L.P.                                                       Delaware

Cash America Management L.P.                                                 Delaware

Harvey & Thompson Limited                                                    United Kingdom

CAII Pantbelaning Aktiebolag                                                 Sweden

Svensk Pantbelaning AB                                                       Sweden